Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-227909), Form S-3 (File Nos. 333-278362 and 333-279692) and Form S-8 (File Nos. 333-136728, 333-127717, 333-218853, 333-236024, 333-262413, 333-273796, 333-278412 and 333-281529) of Perspective Therapeutics, Inc. of our report dated March 26, 2025 on the consolidated financial statements of Perspective Therapeutics, Inc. as of and for the year ended December 31, 2024, which appears in this Form 10-K.

/s/ WithumSmith+Brown, PC

San Francisco, California

March 26, 2025